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                                                                     Exhibit 25

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305 (B) (2)

                               -----------------

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                    New York                               13-5691211
 (Jurisdiction of incorporation or organization         ( I.R.S. Employer
          if not a U.S. national bank)               Identification Number)

                One Liberty Plaza
                 New York, N.Y.                               10006
     (Address of principal executive office)               ( Zip code)

                                      N/A
            Name, address and telephone number of agent for service

                          Avis Budget Car Rental, LLC
                           Avis Budget Finance, Inc.
              (Exact name of obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  22-3475741
                                  20-4542671
                     (I.R.S. employer identification no.)

                 6 Sylvan Way
                Parsippany, NJ                      07054
             (Address of principal
              executive offices)                (Postal Code)

                  Floating Rate Senior Notes due May 15, 2014
                      7.75% Senior Notes due May 15, 2016
                     7.625% Senior Notes due May 15, 2014
                      (Title of the indenture securities)

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Item 1. General Information

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                 Board of Governors of the Federal Reserve System
                 Washington, D.C.

                 State of New York Banking Department
                 State House, Albany, N.Y.

        (b) Whether it is authorized to exercise corporate trust powers.

             The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliation with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.
             The obligor is not an affiliate of the Trustee.

Item 3  through Item 15. Not applicable.

Item 16.List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1 -   Copy of the Organization Certificate of the Trustee as now
                 in effect. (Exhibit 1 to T-1 to Registration Statement No.
                 333-6688).
   Exhibit 2 -   Copy of the Certificate of Authority of the Trustee to
                 commerce business. (Exhibit 2 to T-1 to Registration
                 Statement No. 333-6688).

   Exhibit 3 -   None; authorization to exercise corporate trust powers is
                 contained in the documents identified above as Exhibit 1 and 2.

   Exhibit 4 -   Copy of the existing By-Laws of the Trustee. (Exhibit 4 to
                 T-1 to Registration Statement No. 333-6688).

   Exhibit 5 -   Not applicable.

   Exhibit 6 -   The consent of the Trustee required by Section 321 (b) of
                 the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to
                 Registration Statement No. 333-27685).

   Exhibit 7 -   Copy of the latest Report of Condition of the Trustee as of
                 December 31, 2006

                                      -2-

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                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of April, 2007.

                               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

                               By: /S/ Warren A. Goshine
                                   -----------------------------------
                                   Warren A. Goshine
                                   Vice President

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The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York   10006
State      Zip Code

FDIC Certificate Number /_/_/_/_/_/

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

    Dollar Amounts in Thousands                                                 RCON Bil Mil Thou
    ---------------------------------------------------------------------       ---- --- --- ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin(1).................. 0081         479   1.a.
    b.  Interest-bearing balances(2)........................................... 0071      6  000   1.b.
2.  Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)............. 1754      6  741   2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D)........... 1773           0   2.b.
3.  Federal funds sold and securities purchased under agreement to resell
    a.  Federal Funds sold..................................................... B987           0   3.a.
    b.  Securities purchased under agreements to resell(3)..................... B989      1  000   3.b.
4.  Loans and lease financing receivable (from Schedule RC-C):
    a.  Loans and leases held for sale......................................... 5369           0   4.a.
    b.  Loans and leases, net of unearned income.......................... B528                    4.b.
    c.  LESS: Allowance for loan and lease losses......................... 3123                    4.c.
    d.  Loans and leases, net of unearned income and allowance (item 4.b
        minus 4.c)........................................................      B529           0   4.d.
5.  Trading assets (from Schedule RC-D)...................................      3545           0   5.
6.  Premises and fixed assets (including capitalized leases)..............      2145           0   6.
7.  Other real estate owned (from Schedule RC-M)..........................      2150           0   7.
8.  Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)                                                              2130           0   8.
9.  Not applicable
10. Intangible assets:
    a.  Goodwill..........................................................      3163           0  10.a.
    b.  Other intangible assets (from Schedule RC-M)......................      0426           0  10.b.
11. Other assets (from Schedule RC-F).....................................      2160         350  11.
12. Total assets (sum of items 1 through 11)..............................      2170     14  570  12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

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SCHEDULE RC-CONTINUED

    Dollar Amounts in Thousands                                                 RCON Bil Mil Thou
    ---------------------------------------------------------------------       ---- --- --- ----
    LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of columns A and C from
        Schedule RC-E)....................................................      2200           0  13.a.
          (1)  Noninterest-bearing(l)..................................... 6631                   13.a.(1)
          (2)  Interest-bearing........................................... 6636                   13.a.(2)
    b. Not applicable.....................................................
14. Federal funds purchased and securities sold under agreements to repurchase
    a.  Federal Funds purchased(2)........................................      B993           0  14.a.
    b.  Securities sold under agreements to purchase(3)...................      B995           0  14.b.
15. Trading liabilities (from Schedule RC-D)..............................      3548           0  15.
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases)(from Schedule RC-M).........................      3190           0  16.
17. and 18. Not applicable
19. Subordinated notes and debentures(4)..................................      3200           0  19.
20. Other liabilities (from Schedule RC-G)................................      2930         449  20.
21. Total liabilities (sum of items 13 through 20)........................      2948         449  21.
22. Minority interest in consolidated subsidiaries........................      3000           0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.........................      3838           0  23.
24. Common stock..........................................................      3230      1  000  24.
25. Surplus (exclude all surplus related to preferred stock)..............      3839     10  030  25.
26. a.  Retained earnings.................................................      3632      3  091  26.a.
    b.  Accumulated other comprehensive incomes(3)........................      B530           0  26.b.
27. Other equity capital components(4)....................................      A130           0  27.
28. Total equity capital (sum of items 23 through 27)                           3210     14  121  28.
29. Total liabilities, minority interest, and equity capital (sum of
    items 21, 22, and 28).................................................      3300     14  570  29.

Memorandum
To be reported with the March Report of Condition.

                                                                 RCON Number
                                                                 ---- ------
1.  Indicate in the box at the right the number of the
    statement below that best describes the most comprehensive level of auditing work performed far the bank by
    independent external auditors as of any date during 2005.... 6724  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

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5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money".
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plans